Exhibit 99.1

Middleburg Financial Corporation Announces 2007 Third Quarter Earnings

Contact:	Joseph L. Boling, Chairman & CEO	540-687-6377 or
ceo@middleburgbank.com
	Gary R. Shook, President	540-687-4801 or
pres@middleburgbank.com
	Kate J. Chappell, SVP & CFO	540-687-4816 or
cfo@middleburgbank.com

MIDDLEBURG, VIRGINIA (October 22, 2007) – Middleburg Financial Corporation (NASDAQ – MBRG)

reported asset growth of 8.7% since September 30, 2006, leading to total consolidated assets of $839.9 million at September 30, 2007. The net loan portfolio had an increase of 14.1% over the last 12 months, reaching $636.5 million at September 30, 2007. Net income was $5.9 million, or $1.29 per diluted share, for the nine months ended September 30, 2007. This represents a 9.0% decrease from $6.5 million, or $1.58 per diluted share, for the nine months ended September 30, 2006. For the three months ended September 30, 2007, net income was $1.9 million, or $0.41 per diluted share. This represents a decrease of 19.2% or $447,000 from $2.3 million, or $0.52 per diluted share, for the quarter ended September 30, 2006. These decreases resulted mostly from increased funding costs as well as decreased earnings from mortgage operations.

Return on average assets was 0.90% for the quarter ended September 30, 2007 compared to 1.21% for the quarter ended September 30, 2006. Return on average assets for the nine months ended September 30, 2007 and 2006 was 0.98% and 1.14%, respectively.

Return on average equity was 9.38% for the quarter ended September 30, 2007 compared to 12.47% for the quarter ended September 30, 2006. Return on average equity for the nine months ended September 30, 2007 and 2006 was 9.87% and 14.09%, respectively. In addition to the decline in net income, the return on average equity has been negatively impacted by the Company’s issuance of additional capital. In July 2006, the Company issued 676,552 shares of its common stock in an underwritten public offering, including the exercise of the underwriter’s over-allotment option. The public price of $31.00 per share, less the underwriters’ commissions and expenses of the offering, resulted in net proceeds of $19.7 million to the Company. The Company used the proceeds to increase its equity and to provide additional equity capital to Middleburg Bank to support the growth of operations as it plans to open new financial service centers in the Virginia counties of Loudoun and Fauquier during 2008 and 2009.

The components of net income per diluted share are summarized below:

	For the Three Months Ended
	September 30,
	2007		2006
	Net	Diluted Earnings	Net	Diluted Earnings
	Income	Per Share	Income	Per Share
Core Banking	$ 1,675,037	$ 0.37	$ 2,026,533	$ 0.45
Mortgage	111,029	0.02	236,510	0.05
Wealth Management	102,215	0.02	72,568	0.02
	$ 1,888,281	$ 0.41	$ 2,335,610	$ 0.52

	For the Nine Months Ended
	September 30,
	2007		2006
	Net	Diluted Earnings	Net	Diluted Earnings
	Income	Per Share	Income	Per Share
Core Banking	$ 5,249,016	$ 1.14	$ 5,666,555	$ 1.38
Mortgage	312,124	0.07	520,776	0.13
Wealth Management	338,198	0.08	298,351	0.07
	$ 5,899,338	$ 1.29	$ 6,485,682	$ 1.58

Core banking operations have been impacted by a declining net interest margin resulting from the Company’s increased interest costs. Earnings from mortgage banking have been negatively affected by decreased production levels as well as narrowed margins resulting from shifts in the mix of retail and wholesale loan volume. Additionally, operational expenses with mortgage banking have increased with the hiring of several loan producers and support staff with the objective of increasing future loan production levels.

Net earnings of wealth management operations consists of the net income of the Middleburg Investment Group (MIG), the non-bank subsidiary of the Company that generates revenues from trust and investment advisory activities through its subsidiaries, Middleburg Trust Company (MTC), a trust subsidiary, and Middleburg Investment Advisors, Inc. (MIA), a registered investment advisor focused on fixed income investments, and through Middleburg Bank Investment Sales, which is a division of Middleburg Bank. For these operations, much of the 13.4% increase in net earnings for the nine months ended September 30, 2007, when compared to the same period in 2006, is related to the increase in gross fees generated by MTC.

Net Interest Income and Net Interest Margin

The net interest margin declined from 3.93% for the quarter ended September 30, 2006 to 3.67% for the same period in 2007. For the nine months ended September 30, 2006 compared to the same period in 2007, the net interest margin declined from 3.98% to 3.83%. The decline in the net interest margin was attributable to the steady rise in interest costs resulting from the Company’s change in funding mix. The Company has relied upon higher cost deposits and borrowed money to fund the 2007 earning asset growth.

“We continue to be challenged by the impact of narrowing margins. While we feel that the steep declines in net interest margin have leveled out, we do continue to face marketplace competition that will keep the issue in front of management as we budget for 2008,” commented Joseph L. Boling, Chairman and Chief Executive Officer. “Additionally, the issues facing the mortgage industry are reflected in our current earnings. We will use the opportunities that come from the acquisition of new loan officers and Southern Trust Mortgage’s continued position as a certified government lender to gain share as we move out of this cycle.”

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. Details on the calculation of the net interest margin are included in footnote (1) following the “Key Statistics” table below.

Net interest income increased 0.1% when comparing the quarter ended September 30, 2007 to the same period in 2006. Interest income for the quarter ended September 30, 2007 increased 10.0% or $1.2 million when compared to the quarter ended September 30, 2006. Interest expense increased 23.7% when comparing the quarter ended September 30, 2007 to the same time period in 2006.

Net interest income increased 1.3% from $20.1 million for the nine months ended September 30, 2006 to $20.4 million for the nine months ended September 30, 2007. Interest income increased 9.6% while interest expense increased 21.8% when comparing the nine months ended September 30, 2007 to the same period in 2006. The increase in interest expense resulted mostly from the Company’s change in funding mix, which is reflected in the increase in the average amount of time deposits when comparing the nine months ended September 30, 2007 to the same period in 2006.

Interest income from the investment portfolio decreased $221,000 from the three months ended September 30, 2006 to the same period in 2007. Interest income from the investment portfolio decreased $373,000 from the nine months ended September 30, 2006 to the same period in 2007, while the tax equivalent yield on the investment portfolio increased 39 basis points over that same time period. The average balance of the investment portfolio decreased $17.6 million or 11.9% from September 30, 2006 to September 30, 2007.

Interest income from loans increased $1.4 million or 14.2% when comparing the quarter ended September 30, 2007 to the same period in 2006. Interest income from loans increased $3.6 million or 12.7% when comparing the nine months ended September 30, 2007 to the same period in September 30, 2006. While the yield on the loan portfolio increased by 13 basis points from September 30, 2006 to September 30, 2007, the majority of the increase in interest income from loans was attributable to the increased volume of the loan portfolio. Average net loans increased $57.9 million from the nine months ended September 30, 2006 to the nine months ended September 30, 2007.

Non Interest Income

Non interest income decreased $47,000 or 2.1% when comparing the quarter ended September 30, 2007 to the same period in 2006. This decrease resulted mostly from the reduced earnings from Southern Trust Mortgage Company, LLC. Non interest income increased $19,000 or 0.3% when comparing the nine months ended September 30, 2007 to the same period in 2006. The increase resulted from an increase in both trust fees generated by MTC and service charges on deposits.

Trust and investment advisory fees earned by MTC and MIA increased 8.9% or $87,000 when comparing the quarter ended September 30, 2007 to the same period in 2006 and 8.1% or $247,000 when comparing the nine months ended September 30, 2007 to the same period in 2006. Trust and investment advisory fees are based primarily upon the market value of the accounts under administration/management. Total consolidated assets under administration by MTC and MIA remain at $1.1 billion at September 30, 2007. Although MTC’s Richmond location experienced a decline in assets under administration since September 30, 2006, MTC continues to increase assets under administration within the Company’s Northern Virginia footprint, Loudoun and Fauquier Counties, where the Company’s business model has been fully executed and MTC’s trust officer works in several of the Company’s financial service centers. MTC’s assets under administration in Northern Virginia at September 30, 2007 grew by $22.8 million or 12.3% from $186.0 million under administration at September 30, 2006 to $208.9 million at September 30, 2007. MIA’s assets under administration remained relatively unchanged at $581.0 million when comparing September 30, 2006 to September 30, 2007.

“We are extremely encouraged by the fee growth produced by MIG and specifically MTC. We see the asset management and related financial planning services as key ingredients to our future success,” stated Joseph L. Boling. “Further, MTC’s new Williamsburg office set to open in January 2008 will place the Company in the center of one of the nation’s largest and most affluent retirement markets.”

Service charges on deposits increased 10.7% from the quarter ended September 30, 2006 to the same period in 2007. Service charges on deposits increased $122,000 or 8.9% to $1.5 million for the nine months ended September 30, 2007, compared to $1.4 million for the same period in 2006. In particular, overdraft service charges and ATM and Visa check card fees increased $100,000 for the nine months ended September 30, 2007 when compared to the same period in 2006.

Investment sales fees decreased 25.8% or $26,000 from the quarter ended September 30, 2006 to the same period in 2007. Investment sales fees decreased 13.7% to $398,000 for the nine months ended September 30, 2007, compared to $462,000 for the same period in 2006. During July 2006, one of Middleburg Investment Sales’ top producers resigned from the company. At September 30, 2007, the Company employed three financial consultants, including one hired in April 2007. The Company employed three financial consultants for the first six months of 2006, but only two from July 2006 to April 2007.

Equity in earnings from affiliate, which reflects the 41.8% ownership interest in STM, decreased 53.1% or $190,000 from the quarter ended September 30, 2006 to the same period in 2007. STM closed $203.6 million in loans for the quarter ended September 30, 2007 with 63.8% of its production attributable to purchase money financings. For the quarter ended September 30, 2006, STM closed $238.9 million in loans with 58.5% of its production attributable to purchase money financings. Equity in earnings from affiliate decreased 40.1% or $316,000 from $789,000 for the nine months ended September 30, 2006 to $473,000 for the same period in 2007. STM closed $660.2 million in loans for the nine months ended September 30, 2007 with 57.4% of its production attributable to purchase money financings. For the nine months ended September 30, 2006, STM closed $681.4 million in loans for the nine months ended September 30, 2006 with 61.7% of its production attributable to purchase money financings. Mortgage banking operations were negatively impacted by decreased production levels and narrowed margins resulting from shifts in the mix of retail and wholesale loan volume. Additionally, earnings were negatively impacted by increased operational expenses with the hiring of several loan producers and support staff with the objective of increasing future loan production levels.

STM has experienced an increase in problem and repurchased loans in the third quarter. The majority of these problem loans are due to credit risk in their construction portfolio and early payment defaults of loans sold to investors, both of which are issues facing mortgage bankers in the current economic climate. STM has taken a proactive approach in addressing the problem loans. In early 2007, it implemented credit overlays and re-negotiated early payment default periods. These steps have helped mitigate the risks inherent in its portfolio. The increase in problem loans, however, will have a negative impact on STM’s 2007 earnings and cash flow. Earnings will be negatively impacted during the fourth quarter of 2007 by STM’s need to establish an adequate reserve for estimated loan losses in connection with these loans. STM is currently analyzing the problem loansand its construction portfolio and refining its methodology to estimate the expected loss and required reserve. STM’s current cash position will be hurt due to a curtailment requirement with its warehouse lender that requires a quarterly principal reduction on any problem loan that has been repurchased. In light of these developments, the Company recently engaged an independent firm to assist with valuing its investment in STM.

Income earned from the Bank’s $11.3 million investment in Bank Owned Life Insurance (BOLI) was $119,000 and $111,000 for the quarters ended September 30, 2007 and 2006, respectively. Income earned from BOLI was $339,000 for the nine months ended September 30, 2007 and $334,000 for the same period in 2006. The Company purchased $10.8 million in BOLI in 2004 and $485,000 BOLI in 2007 to help subsidize increasing employee benefit costs and expenses related to the restructure of its supplemental retirement plans.

Other service charges, including fees from loans and other service fees, decreased $19,000 or 13.5% when comparing the three months ended September 30, 2006 to the same period in 2007. This decrease primarily reflects reduced loan processing fees resulting from an adjustment required by accounting standards governing such fees. The loan fees had been recorded to loan processing fee income during the second quarter of 2007, and adjusted out of loan processing fee income to deferred income during the third quarter of 2007. Other service charges increased $11,000 or 2.5% from the nine months ended September 30, 2006 to the same time period in 2007. The increase was mostly attributed to the increase in loan processing fees resulting from the increased loan production from September 30, 2006 to September 30, 2007.

Non Interest Expense

Non interest expense increased $487,000 or 8.7% from the quarter ended September 30, 2006 to the same period in 2007. Non interest expense increased $931,000 for the nine months ended September 30, 2007 when compared to the same period in 2006. Salary and employee benefit expense increased 3.4% or $115,000 for the quarter ended September 30, 2007 when compared to the same period in 2006. Salary and employee benefit expense increased 1.9% or $197,000 from the nine months ended September 30, 2006 to the same period in 2007.

Net occupancy and equipment expense increased $57,000 or 7.7% when comparing the quarter ended September 30, 2006 to the quarter ended September 30, 2007. This increase is driven mostly by the additional rent expense associated with the Company’s Middleburg Mortgage office in Ashburn, Virginia. Although STM reimburses the Company 100% for the rent of that facility, those reimbursements are reflected in the other income section of the income statement. Middleburg Mortgage began leasing the Ashburn location in December 2006. Net occupancy and equipment expense increased $144,000 or 6.4% when comparing the nine months ended September 30, 2006 to the same period in 2007. This increase results not only from the rent for the Ashburn office, but also the additional depreciation and construction related expense associated with the renovation of the Middleburg financial service center, which also serves as the Company’s headquarters, in 2007. The Company expects net occupancy and equipment expense to continue to increase as three new financial service centers open in the Virginia counties of Loudoun and Fauquier.

Other taxes, which is comprised primarily of bank franchise tax, increased 29.2% or $36,000 from the quarter ended September 30, 2006 to the same period in 2007. Other taxes increased 26.9% to $476,000 for the nine months ended September 30, 2007 when compared to the same period in 2006. The Virginia bank franchise tax assessment is equal to one percent of a bank’s net capital, as defined by the Commonwealth of Virginia. With the issuance of 676,552 shares of its common stock in an underwritten public offering in July 2006, the Company increased its capital level by $19.7 million and subsequently transferred $19.0 million to the banking subsidiary, resulting in the increase in bank franchise tax in 2007.

Computer operations expense increased $6,000 or 2.2% from the quarter ended September 30, 2006 to the quarter ended September 30, 2007. Computer operations expense increased $84,000 or 11.5% from the nine months ended September 30, 2006 to the same period in 2007. These increases are related to increased maintenance costs of in-house core operating and support systems resulting mostly from the Company’s growth.

Other operating expenses increased $272,000 or 24.9% when comparing the quarter ended September 30, 2007 to the same period in 2006. Other operating expenses increased 11.8% or $406,000 from $3.4 million for the nine months ended September 30, 2006 to $3.8 million for the same period in 2007. The increases resulted from increases in various other expense categories including advisory fees, legal fees, educational expenses, and travel expenses.

Total Consolidated Assets

Total assets increased 8.7% to $839.9 million at September 30, 2007 from $772.6 million at September 30, 2006. Total loans, net of allowance for loan losses, increased 14.1% or $78.7 million to $636.5 million at September 30, 2007 from $557.8 million at September 30, 2006. Considering the current interest rate and competitive market environment, the Company has been diligent about maintaining its credit quality and thereby cautious about the growth it has added to the loan portfolio. Additional staff, a solid local economy, the relationship with STM, and the success of the financial service center business model, which focuses on high quality financial solutions to clients and increasing client introductions across business lines, are all believed to have contributed to the strong loan growth experienced.

At September 30, 2007, there were $1.4 million in non performing loans. At September 30, 2006, there were no non performing loans. Total loans past due 90 days or more were $64,000 at September 30, 2007 and less than $1,000 at September 30, 2006. The loans past due 90 days or more at September 30, 2007 was comprised of seven consumer loans and included approximately $48,000 due from one individual. To date, $16,000 of the $64,000 in total loans past due 90 days or more have been charged off while additional reserves have been allocated to the remaining balances.

The loan loss provision was $838,000 for the nine months ended September 30, 2007. The allowance for loan losses was $6.3 million or 0.98% of total loans outstanding at September 30, 2007. Net charge offs were $126,000 for the nine months ended September 30, 2007, compared to net charge offs of $48,000 for the same time period in 2006. Based upon internal analysis by the Company’s credit administration department, which factors, among other things, the credit quality of the portfolio, the allowance for loan losses was deemed adequate at 0.98% of total loans outstanding.

The investment portfolio decreased $20.9 million or 14.5% to $123.6 million at September 30, 2007 compared to $144.5 million at September 30, 2006. During 2006 and 2007, management elected to utilize cash received from principal pay downs, maturities and calls in its investment portfolio to fund loan growth rather than re-invest into the investment portfolio. This strategy decreased the size of the investment portfolio. At September 30, 2007, the tax equivalent yield on the investment portfolio was 5.80%.

Deposits and Other Borrowings

Total deposits, which includes brokered deposits, increased 2.8% to $575.4 million at September 30, 2007 from $560.0 million at September 30, 2006. Total retail deposits, which excludes brokered deposits, decreased 1.7% from $534.8 million at September 30, 2006 to $525.7 million at September 30, 2007. At September 30, 2007, $49.8 million of the brokered certificates remained outstanding. The Company had $25.2 million in brokered certificates of deposits at September 30, 2006.

During the third quarter of 2007, the Company began to offer a high yielding, short term certificate of deposit to its markets in order to obtain deposits and to broaden its client base. In order to open the high yield certificate of deposit, a client must bring new money to the Bank and open a demand deposit account. The demand deposit account must maintain a minimum balance throughout the term of the certificate of deposit to continue to earn the premium rate. The certificate of deposit promotion resulted in $36.0 million in new deposits during the quarter.

Securities sold under agreements to repurchase with commercial checking account clients increased by $8.3 million or 25.3% from September 30, 2006 to $41.2 million at September 30, 2007. Federal Home Loan Bank advances and overnight borrowings increased $48.8 million or 59.7% to $130.5 million at September 30, 2007 from $81.7 million at September 30, 2006. FHLB advances have provided the majority of funding for the Company’s 2007 loan growth.

Equity

Stockholders’ equity increased 3.7% from $77.6 million at September 30, 2006 to $80.5 million at September 30, 2007. The book value of the Company at September 30, 2007 was $17.86 per common share. Total common shares outstanding were 4,505,794 at September 30, 2007.

On September 21, 2007, the board of directors declared a $0.19 per common share cash dividend for shareholders of record as of September 27, 2007 and payable on October 19, 2007.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and other filings with the Securities and Exchange Commission.

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves Loudoun, Fairfax, and Fauquier Counties in Virginia with seven financial service centers. Middleburg Investment Group owns Middleburg Trust Company and Middleburg Investment Advisors, Inc. Middleburg Trust Company is headquartered in Richmond, Virginia with a branch office in Middleburg. Middleburg Investment Advisors, Inc. is a SEC registered investment advisor located in Alexandria, Virginia.

MIDDLEBURG FINANCIAL CORPORATION
SUMMARY INCOME STATEMENT
( Unaudited, dollars in thousands)

	For the Nine Months
	Ended September 30,		%
	2007	2006	Change

INTEREST INCOME
Interest and fees on loans	$ 31,812	$ 28,217	12.7%
Interest on investment securities	5,058	5,431	-6.9%
Interest on short term investments	-	-	0.0%

TOTAL INTEREST INCOME	$ 36,871	$ 33,648	9.6%

INTEREST EXPENSE
Interest on deposits	$ 10,833	$ 8,320	30.2%
Interest on borrowings	5,658	5,214	8.5%

TOTAL INTEREST EXPENSE	$ 16,491	$ 13,534	21.8%

NET INTEREST INCOME	$ 20,380	$ 20,113	1.3%

PROVISION FOR LOAN LOSSES	838	418	100.6%

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	$ 19,542	$ 19,695	-0.8%

NON INTEREST INCOME
Trust and investment advisory fee income	$ 3,307	$ 3,060	8.1%
Service charges on deposits	1,504	1,381	8.9%
Net gains on securities available for sale	-	1	-100.0%
Commissions on investment sales	398	462	-13.7%
Equity in earnings from affiliate	473	789	-40.1%
Bank owned life insurance	339	324	4.7%
Other service charges, commissions and fees	464	452	2.5%
Other operating income	90	87	3.8%

TOTAL NON INTEREST INCOME	$ 6,575	$ 6,556	0.3%

NON INTEREST EXPENSE
Salaries and employee benefits	$ 10,391	$ 10,195	1.9%
Net occupancy expense of premises	2,418	2,274	6.4%
Other taxes	476	375	26.9%
Computer operations	809	726	11.5%
Other operating expenses	3,840	3,435	11.8%

TOTAL NON INTEREST EXPENSE	$ 17,935	$ 17,004	5.5%

INCOME BEFORE TAXES	$ 8,182	$ 9,248	-11.5%
Income tax expense	2,283	2,762	-17.3%

NET INCOME	$ 5,899	$ 6,486	-9.0%

MIDDLEBURG FINANCIAL CORPORATION
SUMMARY INCOME STATEMENT
( Unaudited, dollars in thousands)	For the Three Months Ended
	3Q07	2Q07	1Q07	4Q06	3Q06

INTEREST INCOME
Interest and fees on loans	$ 11,237	$ 10,592	$ 9,983	$ 9,944	$ 9,843
Interest on investment securities	1,628	1,661	1,770	1,806	1,850
Interest on short term investments	-	-	-	-	-

TOTAL INTEREST INCOME	$ 12,866	$ 12,252	$ 11,753	$ 11,751	$ 11,692

INTEREST EXPENSE
Interest on deposits	$ 3,810	$ 3,505	$ 3,518	$ 3,374	$ 3,154
Interest on borrowings	2,261	1,971	1,426	1,580	1,753

TOTAL INTEREST EXPENSE	$ 6,071	$ 5,476	$ 4,944	$ 4,953	$ 4,907

NET INTEREST INCOME	$ 6,795	$ 6,777	$ 6,809	$ 6,797	$ 6,785

PROVISION FOR LOAN LOSSES	279	407	152	82	55

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	$ 6,516	$ 6,370	$ 6,657	$ 6,716	$ 6,731

NON INTEREST INCOME
Trust and investment advisory fee income	$ 1,072	$ 1,130	$ 1,105	$ 1,054	$ 985
Service charges on deposits	521	516	466	488	471
Net (losses) gains on securities available for sale	-	-	-	(305)	-
Commissions on investment sales	128	144	127	93	102
Equity in earnings from affiliate	168	253	52	(109)	358
Bank owned life insurance	119	111	109	112	111
Other service charges, commissions and fees	121	173	170	155	140
Other operating income	36	26	28	72	46

TOTAL NON INTEREST INCOME	$ 2,166	$ 2,352	$ 2,057	$ 1,560	$ 2,213

NON INTEREST EXPENSE
Salaries and employee benefits	$ 3,486	$ 3,565	$ 3,340	$ 3,495	$ 3,371
Net occupancy expense of premises	800	800	818	750	743
Other taxes	161	159	156	125	125
Computer operations	263	289	258	257	257
Other operating expenses	1,367	1,326	1,148	1,579	1,094

TOTAL NON INTEREST EXPENSE	$ 6,077	$ 6,139	$ 5,719	$ 6,206	$ 5,590

INCOME BEFORE TAXES	$ 2,605	$ 2,583	$ 2,994	$ 2,069	$ 3,353
Income tax expense	716	718	849	537	1,019

NET INCOME	$ 1,888	$ 1,866	$ 2,146	$ 1,532	$ 2,335

MIDDLEBURG FINANCIAL CORPORATION
BALANCE SHEET
(dollars in thousands)	Unaudited	Unaudited	Unaudited	Audited	Unaudited
	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006

Assets:
Cash and due from banks	$ 16,538	$ 16,028	$ 15,668	$ 18,391	$ 14,624
Interest-bearing balances in banks	520	48	394	164	273
Securities at fair value	123,642	128,460	134,048	135,435	144,540
Loans, net of allowance for loan losses	636,545	618,237	579,604	564,750	557,803
Bank premises and equipment, net	19,646	19,156	18,884	18,429	18,214
Other assets	43,050	40,347	39,171	35,136	37,099

Total assets	$ 839,940	$ 822,276	$ 787,767	$ 772,305	$ 772,553

Liabilities and Shareholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$ 119,331	$ 121,799	$ 117,684	$ 128,300	$ 123,508
Savings and interest-bearing demand deposits	229,628	235,993	259,855	250,747	249,246
Time deposits	226,510	203,113	179,293	191,551	187,235
Total deposits	$ 575,469	$ 560,905	$ 556,833	$ 570,598	$ 559,989

Federal funds purchased	-	-	-	-	-
Securities sold under agreements to repurchase	41,216	39,261	39,922	38,474	32,906
Federal Home Loan Bank advances	50,500	97,400	64,000	34,000	26,700
Long-term debt	80,000	35,000	35,000	40,000	55,000
Trust preferred capital notes	5,155	5,155	5,155	5,155	15,465
Other liabilities	7,134	5,921	7,527	6,179	4,894
Commitment and contingent liabilities	-	-	-	-	-
Total liabilities	$ 759,475	$ 743,642	$ 708,437	$ 694,406	$ 694,954

Shareholders' Equity:
Common stock, par value $2.50 per share	$ 11,266	$ 11,264	$ 11,264	$ 11,264	$ 11,264
Capital surplus	23,567	23,531	23,519	23,503	23,667
Retained earnings	47,470	46,438	45,429	44,139	43,463
Accumulated other comprehensive income (loss), net	(1,838)	(2,600)	(882)	(1,008)	(796)
Total shareholders' equity	$ 80,464	$ 78,633	$ 79,329	$ 77,898	$ 77,598

Total liabilities and shareholders' equity	$ 839,940	$ 822,276	$ 787,767	$ 772,305	$ 772,553

MIDDLEBURG FINANCIAL CORPORATION
KEY STATISTICS	For the Three Months Ended
	3Q07	2Q07	1Q07	4Q06	3Q06

Net Income (dollars in thousands)	$ 1,888	$ 1,866	$ 2,146	$ 1,532	$ 2,335
Earnings per share, basic	$ 0.42	$ 0.41	$ 0.48	$ 0.34	$ 0.53
Earnings per share, diluted	$ 0.41	$ 0.41	$ 0.47	$ 0.33	$ 0.52

Return on average total assets	0.90%	0.93%	1.09%	0.92%	1.21%
Return on average total equity	9.38%	9.35%	10.70%	9.21%	12.47%
Dividend payout ratio	45.34%	45.89%	39.90%	55.87%	35.75%
Fee revenue as a percent of total revenue	14.41%	16.11%	14.89%	11.72%	15.91%

Net interest margin(1)	3.67%	3.80%	4.02%	3.94%	3.93%
Yield on average earning assets	6.83%	6.77%	6.83%	6.72%	6.69%
Yield on average interest-bearing liabilities	3.85%	3.65%	3.50%	3.49%	3.46%
Net interest spread	2.98%	3.11%	3.33%	3.23%	3.24%
Tax equivalent adjustment to net interest income (dollars in thousands)	$ 260	$ 247	$ 251	$ 216	$ 195

Non-interest income to average assets	1.07%	1.19%	1.07%	0.80%	1.15%
Non-interest expense to average assets	3.00%	3.12%	2.99%	3.20%	2.91%

Efficiency ratio(2)	65.47%	65.08%	62.35%	69.46%	60.42%

(1)

The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. For the quarters ended September 30, 2007 and 2006, net interest income on a tax equivalent basis was $7.1 million and $7.0 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.

(2)

The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non interest expense by the sum of tax equivalent net interest income and non interest income excluding gains and losses on the investment portfolio. The tax rate utilized is 34%. For the quarters ended September 30, 2007 and 2006, tax equivalent net interest income was $7.1 million and $7.0 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. Total non interest income, excluding gains and losses on the investment portfolio, for the quarters ended September 30, 2007 and 2006, was $2.2 million. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

MIDDLEBURG FINANCIAL CORPORATION
SELECTED FINANCIAL DATA BY QUARTER
	3Q07	2Q07	1Q07	4Q06	3Q06
BALANCE SHEET RATIOS
Loans to deposits	111.66%	111.28%	111.53%	105.25%	100.59%
Average interest-earning assets to
average-interest bearing liabilities	123.16%	123.85%	124.49%	123.82%	123.22%

PER SHARE DATA
Dividends	$ 0.19	$ 0.19	$ 0.19	$ 0.19	$ 0.19
Book value	17.86	17.45	17.61	17.29	17.22
Tangible book value	16.68	16.26	16.39	16.06	15.97

SHARE PRICE DATA
Closing price	$ 32.50	$ 32.50	$ 32.80	$ 36.99	$ 34.05
Diluted earnings multiple(1)	1.85	1.90	1.90	2.00	1.80
Book value multiple(2)	1.82	1.86	1.86	2.14	1.98

COMMON STOCK DATA
Outstanding shares at end of period	4,505,794	4,505,605	4,505,605	4,505,605	4,505,605
Weighted average shares outstanding	4,506,166	4,505,605	4,505,605	4,505,605	4,394,724
Weighted average shares outstanding, diluted	4,584,446	4,588,469	4,590,450	4,596,195	4,482,970

CAPITAL RATIOS
Total equity to total assets	9.58%	9.56%	10.07%	10.09%	10.04%
Total risk based capital ratio	12.95%	13.16%	13.63%	13.70%	15.20%
Tier 1 risk based capital ratio	12.03%	12.23%	12.71%	12.79%	14.30%
Leverage ratio	9.97%	10.12%	10.35%	10.26%	11.52%

CREDIT QUALITY
Net charge-offs to average loans	0.02%	0.01%	0.00%	0.00%	0.00%
Total non-performing loans to total loans	0.21%	0.21%	0.00%	0.00%	0.00%
Total non-performing assets to total assets
Non-accrual loans to:
total loans	0.21%	0.21%	0.00%	0.00%	0.00%
total assets	0.16%	0.16%	0.00%	0.00%	0.00%
Allowance for loan losses to:
total loans	0.98%	0.98%	0.98%	0.98%	0.98%
non-performing loans	439.53%	464.01%	0.00%	0.00%	0.00%
non-accrual loans	460.09%	464.01%	0.00%	0.00%	0.00%

NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$ 64	$ 23	$ 22	$ 19	$ 0
Non-accrual loans	1,368	1,317	-	-	-

NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$ 120	$ 37	$ 26	$ 16	$ 14
(Recoveries)	(25)	(12)	(20)	(4)	(19)
Net charge-offs (recoveries)	95	25	6	13	(5)

PROVISION FOR LOAN LOSSES (dollars in thousands)	$ 279	$ 407	$ 152	$ 82	$ 55

ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$ 6,110	$ 5,728	$ 5,582	$ 5,513	$ 5,453
Provision	279	407	152	82	55
Net charge-offs (recoveries)	95	25	6	13	(5)
Balance at the end of period	6,294	6,110	5,728	5,582	5,513

(1)

The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.

(2)

The book value multiple ( or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

	Average Balances, Income and Expenses, Yields and Rates
	Three Months Ended September 30,
		2007			2006
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
	(Dollars in thousands)
Assets :
Securities:
Taxable	$ 83,580	$ 1,087	5.16%	$ 113,922	$ 1,455	5.07%
Tax-exempt (1) (2)	42,148	764	7.19%	31,337	575	7.28%
Total securities	$ 125,728	$ 1,851	5.84%	$ 145,259	$ 2,030	5.54%
Loans
Taxable	$ 633,725	$ 11,237	7.03%	$ 558,223	$ 9,841	6.99%
Tax-exempt (1)	17	-	0.00%	89	2	8.92%
Total loans	$ 633,742	$ 11,237	7.03%	$ 558,312	$ 9,843	6.99%
Federal funds sold	1,973	23	4.62%	738	11	5.91%
Interest on money market investments	-	-	-	-	-	-
Interest bearing deposits in
other financial institutions	979	14	5.67%	329	4	4.82%
Total earning assets	$ 762,422	$ 13,125	6.83%	$ 704,638	$ 11,888	6.69%
Less: allowances for credit losses	(6,141)			(5,461)
Total nonearning assets	71,760			68,247
Total assets	$ 828,041			$ 767,424

Liabilities:
Interest-bearing deposits:
Checking	$ 133,017	$ 842	2.51%	$ 133,169	$ 794	2.37%
Regular savings	52,043	263	2.00%	52,463	230	1.74%
Money market savings	53,715	164	1.21%	64,398	157	0.97%
Time deposits:
$100,000 and over	106,171	1,310	4.90%	110,030	1,340	4.83%
Under $100,000	103,133	1,231	4.74%	64,209	633	3.91%
Total interest-bearing deposits	$ 448,079	$ 3,810	3.37%	$ 424,269	$ 3,154	2.95%

Federal Home Loan Bank advances	67,161	961	5.68%	32,190	451	5.56%
Securities sold under agreements
to repurchase	39,371	424	4.27%	35,290	390	4.38%
Long-term debt	70,644	871	4.89%	70,465	899	5.06%
Federal funds purchased	281	4	5.65%	1,046	13	4.93%
Total interest-bearing liabilities	$ 625,536	$ 6,070	3.85%	$ 563,260	$ 4,907	3.46%
Non-interest bearing liabilities
Demand deposits	116,544			126,106
Other liabilities	6,094			3,756
Total liabilities	$ 748,174			$ 693,122
Shareholders' equity	79,867			74,302
Total liabilities and shareholders'
equity	$ 828,041			$ 767,424

Net interest income		$ 7,055			$ 6,981

Interest rate spread			2.98%			3.24%
Interest expense as a percent of
average earning assets			3.16%			2.76%
Net interest margin			3.67%			3.93%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) Income and yields include dividends on preferred bonds which are 70% excludable for tax purposes.
(3) All yields and rates have been annualized on a 365 day year.

	Average Balances, Income and Expenses, Yields and Rates
	Nine Months Ended September 30,
		2007			2006
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
			(Dollars in thousands)
Assets :
Securities:
Taxable	$ 88,255	$ 3,432	5.20%	$ 116,480	$ 4,274	4.91%
Tax-exempt (1) (2)	41,575	2,225	7.16%	30,900	1,699	7.35%
Total securities	$ 129,830	$ 5,657	5.83%	$ 147,380	$ 5,973	5.42%
Loans
Taxable	$ 604,777	$ 31,811	7.03%	$ 546,830	$ 28,212	6.90%
Tax-exempt (1)	32	2	8.36%	95	6	8.44%
Total loans	$ 604,809	$ 31,813	7.03%	$ 546,925	$ 28,218	6.90%
Federal funds sold	3,345	125	5.00%	777	28	4.82%
Interest on money market investments	-	-	-	-	-	-
Interest bearing deposits in
other financial institutions	820	33	5.38%	210	8	5.09%
Total earning assets	$ 738,804	$ 37,628	6.81%	$ 695,292	$ 34,227	6.58%
Less: allowances for credit losses	(5,874)			(5,337)
Total nonearning assets	69,965			68,428
Total assets	$ 802,895			$ 758,383

Liabilities:
Interest-bearing deposits:
Checking	$ 142,526	$ 2,629	2.47%	$ 141,633	$ 2,414	2.28%
Regular savings	51,859	744	1.92%	55,893	713	1.71%
Money market savings	56,102	473	1.13%	69,362	495	0.95%
Time deposits:
$100,000 and over	116,842	4,316	4.94%	89,805	2,968	4.42%
Under $100,000	81,052	2,671	4.41%	62,241	1,730	3.72%
Total interest-bearing deposits	$ 448,381	$ 10,833	3.23%	$ 418,934	$ 8,320	2.66%

Federal Home Loan Bank advances	58,446	2,415	5.52%	37,119	1,452	5.23%
Securities sold under agreements
to repurchase	41,654	1,374	4.41%	36,760	1,119	4.07%
Long-term debt	50,961	1,850	4.85%	70,483	2,607	4.95%
Federal funds purchased	438	19	5.80%	961	36	5.01%
Total interest-bearing liabilities	$ 599,880	$ 16,491	3.68%	$ 564,257	$ 13,534	3.21%
Non-interest bearing liabilities
Demand deposits	117,281			128,933
Other liabilities	6,113			3,633
Total liabilities	$ 723,274			$ 696,823
Shareholders' equity	79,621			61,560
Total liabilities and shareholders'
equity	$ 802,895			$ 758,383

Net interest income		$ 21,137			$ 20,693

Interest rate spread			3.13%			3.37%
Interest expense as a percent of
average earning assets			2.98%			2.60%
Net interest margin			3.83%			3.98%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%
(2) Income and yields include dividends on preferred bonds which are 70% excludable for tax purposes.
(3) All yields and rates have been annualized on a 365 day year.

MIDDLEBURG FINANCIAL CORPORATION
RECONCILIATION OF NET INTEREST INCOME TO
TAX EQUIVALENT NET INTEREST INCOME

FOR THE FISCAL YEAR-TO-DATE PERIOD ENDED
(dollars in thousands)	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
GAAP measures:
Interest Income - Loans	$ 31,812	$ 20,575	$ 9,983	$ 38,161	$ 28,217
Interest Income - Investments & Other	5,058	3,430	1,770	7,237	5,431
Interest Expense - Deposits	10,833	7,023	3,518	11,694	8,320
Interest Expense - Other Borrowings	5,658	3,397	1,426	6,794	5,214
Total Net Interest Income	$ 20,380	$ 13,585	$ 6,809	$ 26,910	$ 20,113
Plus:
NON-GAAP measures:
Tax Benefit Realized on Non- Taxable Interest Income - Loans	$ 1	$ 1	$ 1	$ 2	$ 1
Tax Benefit Realized on Non- Taxable Interest Income - Municipal Securities	757	497	250	792	577
Tax Benefit Realized on Non- Taxable Interest Income - Corporate Securities	-	-	-	-	-
Total Tax Benefit Realized on Non- Taxable Interest Income	$ 758	$ 498	$ 251	$ 794	$ 578

Total Tax Equivalent Net Interest Income	$ 21,138	$ 14,083	$ 7,059	$ 27,704	$ 20,691

FOR THE THREE MONTH PERIOD ENDED
(dollars in thousands)	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
GAAP measures:
Interest Income - Loans	$ 11,237	$ 10,592	$ 9,983	$ 9,944	$ 9,843
Interest Income - Investments & Other	1,628	1,661	1,770	1,806	1,850
Less: Interest Expense - Deposits	3,810	3,505	3,518	3,374	3,154
Less: Interest Expense - Other Borrowings	2,261	1,971	1,426	1,580	1,753
Total Net Interest Income	$ 6,795	$ 6,777	$ 6,809	$ 6,797	$ 6,785
Plus:
NON-GAAP measures:
Tax Benefit Realized on Non- Taxable Interest Income - Loans	$ -	$ -	$ 1	$ 1	$ -
Tax Benefit Realized on Non- Taxable Interest Income - Municipal Securities	260	247	250	215	195
Tax Benefit Realized on Non- Taxable Interest Income - Corporate Securities	-	-	-	-	-
Total Tax Benefit Realized on Non- Taxable Interest Income	$ 260	$ 247	$ 251	$ 216	$ 195

Total Tax Equivalent Net Interest Income	$ 7,055	$ 7,024	$ 7,059	$ 7,013	$ 6,981